CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Equity Series of our reports dated August 23, 2018, relating to the financial statements and financial highlights for the funds constituting the PIMCO Equity Series listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended June 30, 2018. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 25, 2018

Appendix A

	PIMCO Equity Series	Period Covered
1	PIMCO Dividend and Income Fund	July 1, 2017 to June 30, 2018
2	PIMCO EqS® Long/Short Fund	July 1, 2017 to June 30, 2018
3	PIMCO RAE Emerging Markets Fund	July 1, 2017 to June 30, 2018
4	PIMCO RAE Global Fund	July 1, 2017 to June 30, 2018
5	PIMCO RAE Global ex-US Fund	July 1, 2017 to June 30, 2018
6	PIMCO RAE International Fund	July 1, 2017 to June 30, 2018
7	PIMCO RAE US Fund	July 1, 2017 to June 30, 2018
8	PIMCO RAE US Small Fund	July 1, 2017 to June 30, 2018
9	PIMCO RealPath™ Blend Income Fund	July 1, 2017 to June 30, 2018
10	PIMCO RealPath™ Blend 2020 Fund	July 1, 2017 to June 30, 2018
11	PIMCO RealPath™ Blend 2025 Fund	July 1, 2017 to June 30, 2018
12	PIMCO RealPath™ Blend 2030 Fund	July 1, 2017 to June 30, 2018
13	PIMCO RealPath™ Blend 2035 Fund	July 1, 2017 to June 30, 2018
14	PIMCO RealPath™ Blend 2040 Fund	July 1, 2017 to June 30, 2018
15	PIMCO RealPath™ Blend 2045 Fund	July 1, 2017 to June 30, 2018
16	PIMCO RealPath™ Blend 2050 Fund	July 1, 2017 to June 30, 2018
17	PIMCO RealPath™ Blend 2055 Fund	July 1, 2017 to June 30, 2018
18	PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF	August 31, 2017 to June 30, 2018
19	PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF	August 31, 2017 to June 30, 2018
20	PIMCO RAFI Dynamic Multi-Factor International Equity ETF	August 31, 2017 to June 30, 2018